Exhibit 23.2

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128
(702) 869-0099
(702) 446-6071 FAX
January 10, 2007

Skinvisible, Inc.
6320 Sandhill Road, Suite 10
Las Vegas, Nevada 89120
Attention: Terry Howlett, Chief Executive Officer

Re: Consent to use by Skinvisible, Inc. in Registration Statement on Form S-8

We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 dated January 4, 2007, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

/s/ Ronald Serota
Ronald Serota
Corporate Law Center